Exhibit 99.1
Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Kay Hawes, (816) 885-3560, kay.hawes@cerner.com
Cerner’s Internet Home Page: www.cerner.com
Cerner Reports Second Quarter 2008 Results
Strong Earnings Growth, Bookings, Cash Flow
KANSAS CITY, Mo. — July 22, 2008— Cerner Corp. (NASDAQ: CERN) today announced results for the 2008 second quarter that ended June 28, delivering strong levels of bookings, earnings, and cash flow.
Bookings in the second quarter of 2008 were $404 million. Second quarter 2007 bookings were $487 million. Second quarter 2007 bookings included $98 million related to Cerner’s participation in the National Health Service (NHS) initiative to automate clinical processes and digitize medical records in England and approximately $20 million of higher than expected hardware bookings. Second quarter 2008 bookings are 10 percent higher than adjusted second quarter 2007 bookings of $369 million. Second quarter revenue increased 4 percent over the year-ago period to $402.8 million.
On a Generally Accepted Accounting Principles (GAAP) basis, second quarter 2008 net earnings were $35.3 million, and diluted earnings per share were $0.42. Second quarter 2007 GAAP net earnings were $26.8 million, and diluted earnings per share were $0.32.
Adjusted (non-GAAP) Earnings
Adjusted second quarter 2008 net earnings were $42.5 million, compared to $29.6 million of adjusted net earnings in the second quarter of 2007. Adjusted diluted earnings per share were $0.51 in the second quarter of 2008 compared to $0.36 in the second quarter of 2007. Analysts’ consensus estimate for second quarter 2008 adjusted diluted earnings per share was $0.50.
Adjusted Net Earnings is not a recognized term under GAAP and should not be substituted for net earnings as a measure of the Company’s performance but instead should be utilized as a supplemental measure of financial performance in evaluating our business. Following is a description of adjustments made to second quarter net earnings. For more detail, please see the accompanying schedule, titled “Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to GAAP Net Earnings and Diluted Earnings Per Share.”
Adjusted second quarter 2008 and 2007 net earnings and diluted earnings per share exclude the impact of accounting pursuant to Statement of Financial Accounting Standards (SFAS) No. 123R, Share-Based Payment, which requires the expensing of stock options. The effect of accounting under SFAS 123R reduced second quarter 2008 net earnings and diluted earnings per share by $2.1 million and $0.03, respectively, and reduced second quarter 2007 net earnings and diluted earnings per share by $2.7 million and $0.04, respectively.
Adjusted earnings and diluted earnings per share in the second quarter 2008 also exclude the impact of a third party supplier settlement that increased sales and client service expense by $8.0 million, decreased net earnings by $5.0 million, and decreased diluted earnings per share by $0.06.

During the second quarter, the Company finalized a settlement with a third party provider of software related to the use of the third party’s software in the Company’s remote hosting business. The settlement included compensation for use of the software for periods prior to the second quarter of 2008 as well as compensation for licenses of the software for future use for existing clients as well as additional clients through January 2009. Based on a relative value allocation of the settlement amount, the amount attributable to the utilization of software for current and prior periods is $8.0 million, which was recognized in the second quarter, and the amount attributable to the license for future use is approximately $15 million, which will be amortized ratably over the hosting period for the applicable arrangement. The Company determined that approximately $5 million of the amount expensed in the 2008 second quarter should have been recorded in prior periods. The Company determined that the effect of this adjustment on prior annual and interim periods is not material to any previously reported results.
Other Second Quarter Highlights:
•	Cash collections of $426 million and operating cash flow of $85 million, up from $62 million in the second quarter of 2007.

•	Days sales outstanding of 90 days compared to 92 days in the first quarter of 2008 and 86 days in the year-ago quarter.

•	Total revenue backlog of $3.3 billion, up 10 percent over the year-ago quarter. This is comprised of $2.7 billion of contract backlog and $0.6 billion of support and maintenance backlog.
“Our second quarter results demonstrate another quarter of solid execution,” said Neal Patterson, Cerner co-founder, chairman and chief executive officer. “While declines in sales of hardware, a non-core part of our business, again impacted our overall revenue growth, our core business is strong, as evidenced by our strong levels of bookings, earnings growth, operating margin expansion and cash generation in the second quarter and year to date.”
“Cerner’s strategic worldwide footprint across healthcare is unmatched, with clients spanning acute care, ambulatory care, retail pharmacy, laboratory, pharmaceutical companies, and employers. This footprint, our unmatched depth and breadth of solutions and services, and our strategic initiatives that continue to expand Cerner’s boundaries, uniquely position us for strong sustainable growth,” Patterson said.
Future Period Guidance
The company expects revenue in the third quarter of 2008 to be approximately $410 million to $425 million. For the year 2008, Cerner continues to expect revenue growth of approximately 10 percent over 2007.
Cerner expects adjusted diluted earnings per share before stock options expense in the third quarter to be between $0.55 and $0.56. For the year, the Company remains comfortable with the current consensus EPS of $2.17, which is before options expense and the third party supplier settlement, plus the $0.01 over-attainment this quarter, leading to an estimate of $2.18.
The company expects SFAS No. 123R share-based compensation expense to reduce diluted earnings per share in the third quarter and full year by approximately $0.03 and $0.12, respectively.
Cerner expects new business bookings in the third quarter of 2008 to be between $370 million and $400 million.

Earnings Conference Call
Cerner will host an earnings conference call to provide additional detail on second quarter results at 3:30 p.m. CT July 22. The dial-in number for the conference call is (617) 614-3669; the passcode is Cerner. The company recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 5:30 p.m. CT, July 22 through 11:59 p.m. CT, July 25. The dial-in number for the re-broadcast is (888) 286-8010; the passcode is 21143886.
An audio webcast will be available live and archived on Cerner’s Web site at www.cerner.com under the About Cerner section (click Investors, then Presentations and Webcasts).
About Cerner
Cerner is taking the paper chart out of healthcare, eliminating error, variance and waste in the care process. With more than 6,000 clients worldwide, Cerner is the leading supplier of healthcare information technology. The following are trademarks of Cerner: Cerner, Cerner Millennium and Cerner’s logo. (NASDAQ: CERN), www.cerner.com
This release contains forward-looking statements that involve a number of risks and uncertainties. It is important to note that the Company’s performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “believe,” “positions,” “guidance,” “expects,” and “comfortable” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; risks associated with our global operations; risks associated with our ability to effectively hedge exposure to fluctuations in foreign currency exchange rates; risks associated with our recruitment and retention of key personnel; risks related to our reliance on third party suppliers; risks inherent with business acquisitions; changing political, economic and regulatory influences; government regulation; significant competition and market changes; variations in our quarterly operating results; potential inconsistencies in our sales forecasts compared to actual sales; and the volatility in the trading price of our common stock. Additional discussion of these and other factors affecting the Company’s business is contained in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results, financial condition or business over time.
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CERNER CORPORATION
CONSOLIDATED STATEMENT OF EARNINGS
(unaudited)

	Three Months		Three Months
	Ended	YTD	Ended	YTD
(In thousands, except per share data)	June 28, 2008 (1)(2)	June 28, 2008 (1)(2)	June 30, 2007 (1)	June 30, 2007 (1)

Revenue
System sales	$120,633	236,865	130,097	252,967
Support, maintenance and services	271,470	531,264	246,210	480,099
Reimbursed travel	10,697	19,436	10,281	19,374

Total revenue	402,800	787,565	386,588	752,440

Margin
System sales	74,789	150,838	74,569	150,439
Support, maintenance and services	256,225	500,567	231,057	448,576

Total margin	331,014	651,405	305,626	599,015

Operating expenses
Sales and client service	182,915	353,997	165,844	323,002
Software development	65,890	135,054	63,715	130,313
(Includes amortization of software development costs of $13,408 and $24,425, for the three and six months ended June 28, 2008; and $13,357 and $26,687 for the three and six months ended June 30, 2007.)

General and administrative	28,988	52,667	27,887	54,342

Total operating expenses	277,793	541,718	257,446	507,657

Operating earnings	53,221	109,687	48,180	91,358

Interest income	3,245	7,074	3,361	6,490
Interest expense	(2,785)	(5,583)	(2,937)	(5,946)
Other income	42	(171)	(415)	(737)

Non-operating income (expense), net	502	1,320	9	(193)

Earnings before income taxes	53,723	111,007	48,189	91,165
Income taxes	(18,436)	(38,903)	(21,340)	(36,605)

Net earnings	$35,287	72,104	26,849	54,560

Basic earnings per share	$0.44	0.90	0.34	0.69

Basic weighted average shares outstanding	80,618	80,500	79,223	78,967

Diluted earnings per share	$0.42	0.86	0.32	0.66

Diluted weighted average shares outstanding	83,581	83,553	83,092	82,879
Note 1: Operating expenses for the three months ended June 28, 2008 and June 30, 2007, and the six months ended June 28, 2008 and June 30, 2007 include share-based compensation expense. The impact of this expense on net earnings is presented below:

	Three Months	Six Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
	June 28, 2008	June 28, 2008	June 30, 2007	June 30, 2007

Sales and client service	$1,732	$3,567	$2,648	$5,006
Software development	621	1,397	751	1,518
General and administrative	1,075	2,027	987	1,674
Amount of related income tax benefit	(1,277)	(2,604)	(1,678)	(3,136)

Net impact on net earnings	$2,151	4,387	$2,708	$5,062

Decrease to diluted earnings per share	$0.03	$0.06	$0.04	$0.06
Note 2: Includes the impact of a third party supplier settlement that impacted sales and client service expense by $8.0 million and net earnings by $5.0 million. During the second quarter, the Company finalized a settlement with a third party provider of software related to the use of the third party’s software in the Company’s remote hosting business. The settlement included compensation for use of the software for periods prior to the second quarter of 2008 as well as compensation for licenses of the software for future use for existing clients as well as additional clients through January 2009. Based on a relative value allocation of the settlement amount, the amount attributable to the utilization of software for current and prior periods is $8.0 million, which was recognized in the second quarter, and the amount attributable to the license for future use is approximately $15 million, which will be amortized ratably over the hosting period for the applicable arrangement. The Company determined that approximately $5 million of the amount expensed in the 2008 second quarter should have been recorded in prior periods. The Company determined that the effect of this adjustment on prior annual and interim periods is not material to any previously reported results.

	Three Months	Six Months	Three Months	Six Months
	Ended	Ended	Ended	Ended
	June 28, 2008	June 28, 2008	June 30, 2007	June 30, 2007

Sales and client service	$8,014	$8,014	$—	$—
Amount of related income tax benefit	(2,984)	(2,984)	$—	$—

Net impact on net earnings	$5,030	5,030	$—	$—

Decrease to diluted earnings per share	$0.06	$0.06	$—	$—

CERNER CORPORATION
Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings Per Share to
GAAP Net Earnings and Diluted Earnings Per Share1
(unaudited)

	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net Earnings	June 28, 2008	June 28, 2008	June 30, 2007	June 30, 2007

(In thousands)

Net earnings	$35,287	$72,104	$26,849	$54,560
Share-based compensation expense[2]	3,428	6,991	4,386	8,198
Income tax benefit of share-based compensation[2]	(1,277)	(2,604)	(1,678)	(3,136)
Third party supplier settlement[2]	8,014	8,014	—	—
Income tax benefit of supplier settlement[2]	(2,984)	(2,984)	—	—

Adjusted net earnings (non-GAAP)	$42,468	$81,521	$29,557	$59,622

Diluted Earnings Per Share
Diluted earnings per share[2]	$0.42	$0.86	$0.32	$0.66
Share-based compensation expense (net of tax)[2]	0.03	0.06	0.04	0.06
Third party supplier settlement (net of tax)[2]	0.06	0.06	—	—

Adjusted diluted earnings per share (non-GAAP)	$0.51	$0.98	$0.36	$0.72

Note 1: The presentation of Adjusted Net Earnings, a Non-GAAP financial measure, is not meant to be considered in isolation, as a substitute for, or superior to, Generally Accepted Accounting Principles (GAAP) results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP. Adjusted Net Earnings may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculation. The Company believes that Adjusted Net Earnings is important to enable investors to better understand and evaluate its ongoing operating results and allows for greater transparency in the review of its overall financial, operational and economic performance.
Note 2: The Company provides earnings with and without stock options expense and unique items such as the third party supplier settlement because earnings excluding these items are used by management along with GAAP results to analyze its business, make strategic decisions and for management compensation purposes.

CERNER CORPORATION
CONSOLIDATED BALANCE SHEETS

(In thousands)	June 28,	December 29,
	2008	2007
	(unaudited)

Assets

Cash and cash equivalents	$291,395	182,914
Short-term investments	0	161,600
Receivables, net	398,371	391,060
Inventory	12,741	10,744
Prepaid expenses and other	65,980	61,878
Deferred income taxes	10,218	10,368

Total current assets	778,705	818,564

Property and equipment, net	470,701	462,839
Software development costs, net	211,488	200,380
Goodwill, net	148,440	143,924
Intangible assets, net	54,641	46,854
Long-term investments	101,649	—
Other assets	17,152	17,395

Total assets	$1,782,776	1,689,956

Liabilities

Accounts payable	$75,464	79,812
Current installments of long-term debt	13,847	14,260
Deferred revenue	103,682	98,802
Accrued payroll and tax withholdings	58,532	65,011
Other accrued expenses	39,700	30,238

Total current liabilities	291,225	288,123

Long-term debt	170,820	177,606
Deferred income taxes	78,252	68,738
Deferred revenue	17,974	21,775

Total liabilities	558,271	556,242

Minority owners’ equity interest in subsidiary	1,286	1,286

Stockholders’ Equity

Common stock	808	801
Additional paid-in capital	475,576	451,876
Retained earnings	743,545	671,440
Accumulated other comprehensive income	3,290	8,311

Total stockholders’ equity	1,223,219	1,132,428

Total liabilities and equity	$1,782,776	1,689,956